Exhibit 13.1

Certification Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of MOKO Social Media Limited (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended June 30, 2014 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

MOKO SOCIAL MEDIA LIMITED

October 31, 2014	By:	/s/ Ian Rodwell
	Name:	Ian Rodwell
	Title:	Chief Executive Officer
(Principal Executive Officer)

October 31, 2014	By:	/s/ Greg McCann
	Name:	Greg McCann
	Title:	Chairman
(Principal Financial and Accounting Officer)